UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2023

U.S. Physical Therapy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 297-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	USPH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2023, U.S. Physical Therapy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), to issue and sell 1,666,667 shares of common stock, par value $0.01 per share (the “Common Stock”), to the Underwriters at a price of $85.50 per share in connection with an underwritten public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-272147), filed with the Securities and Exchange Commission (the “Commission”) and automatically effective on May 23, 2023 at an Offering price of $90.00 per share. The Company expects the net proceeds from the Offering to be approximately $142.3 million, after deducting estimated fees and expenses. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 250,000 shares of Common Stock. The Offering is expected to close on May 30, 2023, subject to customary closing conditions. The Company intends to use the net proceeds of this Offering for repayment of a portion of its indebtedness outstanding under its revolving credit facility, and for general corporate purposes, including future acquisitions and other capital expenditures, as well as funding working capital and paying dividends.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Representatives.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the legal opinion of Woodburn and Wedge relating to the validity of the shares issued and sold in the Offering is filed herewith as Exhibit 5.1.

Item 7.01	Regulation FD Disclosure.

On May 23, 2023, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On May 24, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated May 24, 2023, by and between U.S. Physical Therapy, Inc. and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Woodburn and Wedge, Chartered, as to the validity of the Offered Shares.
23.1	Consent of Woodburn and Wedge, Chartered (included in Exhibit 5.1).
99.1	Press Release, dated May 23, 2023.
99.2	Press Release, dated May 24, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2023

U.S. PHYSICAL THERAPY, INC.

By:	/s/ Carey Hendrickson
Name:	Carey Hendrickson
Title:	Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)